EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement is entered into as of March 2, 2004, by and between Air-Q Wi-Fi Corporation, a Delaware corporation (“AIR-Q”), and Claymore Asset Management Ltd. (“Purchaser”), in light of the following facts:

WHEREAS, AIR-Q is a start-up business engaged in the wireless Internet access business; and

WHEREAS, Purchaser desires to acquire AIR-Q shares of Preferred Stock and Common Stock Purchase Warrants (the “Warrants”) (the Preferred Stock and Common Stock Purchase Warrants being referred to collectively as the “Units”) of AIR-Q; and

WHEREAS, AIR-Q desires to issue shares of its Preferred Stock and Warrants to Purchaser on the terms and conditions set forth in this Agreement.

WITNESSETH:

THEREFORE, the Agreement of the parties, the promises of each being consideration for the promises of the other:

I. DEFINITIONS

 Whenever used in this Agreement, the following terms shall have the meanings set forth below, including the exhibit hereto or amendments hereof.

 (a) “Agreement” shall mean this Securities Purchase Agreement and all exhibits hereto or amendments hereof.

 (b) “Knowledge of AIR-Q” or matters “known to AIR-Q” shall mean matters actually known to the Board of Directors or officers of AIR-Q, or which reasonably should be or should have been known by them upon reasonable investigation.

 (c) “Purchaser” shall mean Claymore Asset Management Ltd.

 (d) “Securities Act” shall mean the Securities Act of 1933, as amended, and includes the rules and regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, as such shall then be in effect.

 (e) “AIR-Q” shall mean Air-Q Wi-Fi Corporation, a Delaware corporation, including its subsidiaries.

 Any term used herein to which a special meaning has been ascribed shall be construed in accordance with either (1) the context in which such term is used, or (2) the definition provided for such term in the place in this Agreement at which such term is first used.

II. DISCLOSURES

 Purchaser hereby acknowledges that it has had the opportunity to ask questions of, and receive answers from, the principals of AIR-Q regarding its business plan and otherwise investigate the matters contained therein. Specifically, Purchaser understands that AIR-Q is a development-stage corporation and that it may never earn a profit.

III. PURCHASE AND SALE

 AIR-Q hereby sells to Purchaser and Purchaser hereby buys from AIR-Q the following securities (the Units):

 (a) 500,000 shares of the $.001 par value Series A Preferred Stock of AIR-Q, the rights and preferences of such Series A Preferred Stock being attached hereto as Exhibit “A” and incorporated herein by this reference;

 (b) 250,000 warrants (the “$3.50 Warrants”) to purchase a like number of shares of common stock of AIR-Q, at an exercise price of $3.50 per share, all as more fully set forth in the form of warrant attached hereto as Exhibit “B” and incorporated herein by this reference; and

 (c) 250,000 warrants (the “$4.50 Warrants”) to purchase a like number of shares of common stock of AIR-Q, at an exercise price of $4.50 per share, all as more fully set forth in the form of warrant attached hereto as Exhibit “C” and incorporated herein by this reference.

 The Units shall be sold to Purchaser at the price and subject to all of the terms and conditions set forth herein.

 It is agreed by the parties that none of the purchase price for the Units described herein shall be allocated to the Warrants.

IV. PURCHASE PRICE - PAYMENT

 Purchaser shall deliver to AIR-Q the sum of $500,000 in payment of the 500,000 shares of AIR-Q Series A Preferred Stock, the 250,000 $3.50 Warrants and the 250,000 $4.50 Warrants (the Units) purchased by Purchaser hereunder, a per Unit price of $1.00, which payment shall be delivered as provided in paragraphs VI and VII hereinbelow.

V. ISSUANCE OF THE UNITS

 AIR-Q shall cause the 500,000 shares of its Series A Preferred Stock, the 250,000 $3.50 Warrants and the 250,000 $4.50 Warrants purchased and sold hereunder to be issued as provided in paragraphs VI and VII hereinbelow.

VI. THE EXCHANGE

 Upon the mutual execution of this Agreement, Purchaser agrees to deliver the sum of $500,000 required to be delivered pursuant to paragraph IV hereof. Upon receipt of such funds, AIR-Q shall deliver to Purchaser the following securities: (1) a stock certificate representing 500,000 shares of Series A Preferred Stock of AIR-Q; (2) a duly executed $3.50 Warrant, in the form of Exhibit “B” attached hereto; and (3) a duly executed $4.50 Warrant, in the form of Exhibit “C” attached hereto.

VII. REPRESENTATIONS AND WARRANTIES OF AIR-Q

 AIR-Q represents and warrants to Purchaser:

 (a) Organization and Corporate Authority. AIR-Q is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in all jurisdictions where the ownership of property or maintenance of an office would require qualification. AIR-Q has all requisite corporate power and authority, governmental permits, consents, authorizations, registrations, licenses and memberships necessary to own its property and to carry on its business in the places where such properties are now owned and operated or such business is being conducted.

 (b) Subsidiaries. AIR-Q, the issuer of the securities sold hereunder, has one subsidiary corporation, Air-Q Corporation, a Nevada corporation.

 (c) Options, Warrants and Rights. Prior to the consummation of the transactions contemplated by this Agreement, AIR-Q has no outstanding options, warrants or rights, conversion rights or other agreements for the purchase or acquisition from AIR-Q of any shares of its capital stock, except as listed in Exhibit “D” attached hereto.

 (d) Issuance of the Securities Comprising the Units. The shares of Series A Preferred Stock of AIR-Q, when issued and delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of AIR-Q, will be issued in compliance with applicable state and federal laws. The shares of common stock of AIR-Q to be issued upon conversion of the Series A Preferred Stock will, upon their issuance in accordance with this Agreement, be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of AIR-Q, will be issued in compliance with applicable state and federal laws. The $3.50 Warrants and the $4.50 Warrants of AIR-Q, when issued and delivered in accordance with this Agreement, will be duly and validly issued and will be free and clear of any liens or encumbrances and, to the knowledge of AIR-Q, will be issued in compliance with applicable state and federal laws. The shares of common stock of AIR-Q underlying $3.50 Warrants and the $4.50 Warrants, when issued and delivered in accordance with this Agreement and their respective warrant agreements, will be duly and validly issued, fully paid and non-assessable, and will be free and clear of any liens or encumbrances and, to the knowledge of AIR-Q, will be issued in compliance with applicable state and federal laws.

 (e) Financial Condition; Use of Proceeds. AIR-Q is a development-stage company without significant revenues and is substantially illiquid. AIR-Q requires substantial additional capital with which to implement its business plan. There is no assurance that AIR-Q will obtain such needed capital or that its business plan, when implemented, will prove to be successful. The funds received by AIR-Q under this agreement will be used to purchase needed equipment, for operating expenses and for working capital.

 (f) Undisclosed or Contingent Liabilities. To the best knowledge of AIR-Q and to its officers and directors, AIR-Q has no material liabilities and, to the best knowledge of the officers and directors of AIR-Q, AIR-Q has no contingent liabilities.

 (g) Litigation. AIR-Q is not a party to any suit, action, proceeding, investigation or labor dispute (collectively “actions”) pending or currently threatened against it other than administrative matters arising in the ordinary course of business.

 (h) Compliance with Agreements. The execution and performance of this Agreement will not result in any violation or be in conflict with any agreement to which AIR-Q is a party.

 (i) Title to Property and Assets. AIR-Q has good and marketable title to its properties and assets free and clear of all mortgages, liens, security interests and encumbrances.

 (j) Franchises and Permits; Taxes and Other Liabilities. To the knowledge of AIR-Q, it has all franchises, permits, licenses, orders and approvals of any federal, state, local or foreign government of self regulatory body (collectively, the “Permits”) that are material to or necessary for the conduct of its business. To the knowledge of AIR-Q, it has no outstanding tax liabilities, no unsatisfied final judgment or valid lien filed against it or any of its property.

 (k) Governmental Consents. To the knowledge of AIR-Q, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of ATR-Q is required in connection with the valid execution, delivery and performance of this Agreement.

 (l) Authorization. All corporate action on the part of AIR-Q and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, for the performance of ATR-Q’s obligations hereunder and for the issuance and delivery of the securities comprising the Units has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of AIR-Q.

 (m) Regulatory Compliance. To the knowledge of AIR-Q, it is in compliance with all applicable environmental regulations relating to its business operations, as well as all applicable regulations promulgated by the Federal Communications Commission.

 (n) Employee Matters. To the knowledge of AIR-Q, it is in compliance with all laws and regulations applicable to employee-related matters.

 (o) Suppliers and Customers. To the knowledge of AIR-Q, its relations with its suppliers and customers are good.

VIII. REPRESENTATIONS AND WARRANTIES OF PURCHASER

 (a) All corporate or other similar action on the part of Purchaser and its officers, directors and shareholders, if required, necessary for the authorization, execution and delivery of this Agreement, for the performance of Purchaser’s obligations hereunder and for the delivery of the funds has been taken. This Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Purchaser.

 (b) Purchaser represents and warrants that the Units are being purchased by it solely for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others.

 (c) Purchaser further consents to the placement of the following legend, or a legend similar thereto, on the certificates representing shares of Series A Preferred Stock and the Warrants comprising the Units:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AS WELL AS THE SECURITIES INTO WHICH THESE SECURITIES MAY BE CONVERTED, HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY REGULATION S OF THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE TRANSFERRED WITHOUT REGISTRATION, EXCEPT IN A TRANSACTION EXEMPT FROM REGISTRATION.”

IX. REGISTRATION RIGHTS

 AIR-Q agrees to register on the appropriate form of registration statement filed with the Securities and Exchange Commission, the Common Stock of AIR-Q issuable on exercise of the $3.50 Warrants and the $4.50 Warrants purchased hereunder by Purchaser, in accordance with the terms of the form of Registration Rights Letter attached hereto as Exhibit “E”.

X. MISCELLANEOUS

 Survival of Covenants. Unless otherwise waived as provided herein, all covenants, agreements, representations and warranties of the parties made in this Agreement and in the financial statements or other written information delivered or furnished in connection therewith and herewith shall survive the Exchange hereunder, and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

 Arbitration. In the event of a dispute between the parties hereto that arises out of this Agreement, the parties hereby agree to submit such dispute to arbitration before the American Arbitration Association (the “Association”) at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

 Governing Law. This Agreement shall be deemed to be a contract made under, governed by and construed in accordance with the substantive laws of the State of Delaware.

 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same documents.

 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns and administrators of the parties hereto.

 Entire Agreement. This Agreement, the other agreements and the other documents delivered pursuant hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

 IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first above written.

“AIR-Q”:

AIR-Q WI-FI CORPORATION

By: /s/ DAVID LOFLIN

David Loflin

President

“PURCHASER”:

CLAYMORE ASSET MANAGEMENT LTD.

By: /s/

Managing Director